SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           Form 8K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

               Date of Report:  April 18, 1997

                         AMERECO, INC.
      (Exact name of registrant as specified in its charter)

                  Commission File No. 0-14609

        Utah                                   84-09060456
(State or other jurisdiction                (IRS Employer Identification
 of incorporation)                           Number)


     680 Atchison Way, Suite 800  Castle Rock, Colorado  80104
   (Address of principal executive offices, including Zip Code)

 Registrant's telephone number, including area code: (303)688-5160



                 INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1. Changes in Control of Registrant:  None

ITEM 2. Acquisition or Disposition of Assets:  None

ITEM 3. Bankruptcy or Receivership:  None

ITEM 4. Changes in Registrant's Certifying Accountant:  None

ITEM 5. Other Events: On April 18, 1997 Omnivest Resources, Inc., a wholly owned subsidiary of the Registrant closed a $5,000,000 term loan with First Federal Savings Bank of Southwest Georgia. The loan is payable monthly in 180 equal monthly installments (15 years) for principal and interest but may be adjusted quarterly based on the variable interest rate adjustment. The interest rate adjustment is based on the weighted average change in the 13 week U.S. Treasury Bond equivalent rate. The effective interest rate on April 18, 1997 was 10.32%. Omnivest Resources, Inc. granted the lender a continuing security interest in property, equipment, fixtures and a certificate of deposit. The loan is guaranteed by the Registrant. Omnivest Resources, Inc. will use the proceeds to retire an existing term loan obligation to Congress Financial Corporation, acquisition of equipment and related spare parts inventory, facility improvements and working capital.

Omnivest Resources, Inc. revolving line of credit with Congress Financial Corporation will continue with a maximum availability of $1.1 million secured by a Letter of Credit accommodation provided by the majority shareholder of the Registrant. The revolving loan under its current terms will become due and payable on June 15, 1997.

ITEM 6. Resignations of Registrant's Directors.  None

ITEM 7. Financial Statements and Exhibits: There are no financial statements included with this report.

ITEM 8. Changes in Fiscal Year:  None


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERECO, INC.


                                 By: ______________________________________
                                     Kenneth W. Tribbey, Vice President and
                                     Chief Financial Officer

Date:  April 28, 1997